EXHIBIT 10.2


                                LIMITED RELEASE

NatWest Bank N.A., formerly known as National Westminster Bank USA, a national banking association organized under the laws of the United States with a principal place of business at 175 Water Street, New York, New York 10038, as Releasor, in consideration of the sum of Ten Dollars ($10.00), received from Artra Group Incorporated as Releasee, receipt of which is hereby acknowledged, releases and discharges Artra Group Incorporated and Peter R. Harvey the Releasee, Releasee's heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever arising out of the obligations of Artra Group Incorporated to NatWest Bank N.A. pursuant to that certain note dated as of 29 June 1990; and, Peter R. Harvey's Guarantee of the obligation of Artra Group
Incorporated dated 22 June 1989, AND OF NO OTHER MATTER, CAUSE OR THING WHATSOEVER.

          This Release may not be changed orally.

           NatWest Bank N.A. has caused this Limited Release to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on 30 October 1995.

                                          NATWEST BANK N.A.
                                      by __________________
                                         James M. Gallagher
                                        Vice President(G-104)





  STATE OF NEW YORK COUNTY OF NEW YORK ss.:

           On 30 October 1995 before James J. Hogan personally came James M. Gallagher to me known, who, by me duly sworn, did depose and say that deponent resides at 175 Water Street, New York, New York, that deponent is the Vice President of NatWest Bank N.A. the corporation described in, and which executed the foregoing Limited Release, that deponent knows the seal of the corporation, that the seal affixed to the Limited Release is the corporate seal, that it was affixed by order of the board of directors of the corporation; and that deponent signed deponent's name by like order.


                               _______________________________
                                      James J. Hogan
                               Notary Public, State of New York
                              No. 4946141 Qual. in Nassau County
                             Certificate Filed in New York County
                              Commission Expires January 27, 1997